Exhibit 99.1

eHealth, Inc. Announces Second Quarter 2013 Results

Second Quarter 2013 Overview

•	Revenue of $39.8 million, an increase of 12% compared to the second quarter of 2012
•	Submitted applications for IFP products increased 7% from the second quarter of 2012
•	Total estimated members increased 24% from the second quarter of 2012
•	Operating income of $2.0 million, a decrease of 51% compared to the second quarter of 2012
•	GAAP net income of $1.1 million, or $0.06 per diluted share, compared to GAAP net income of $2.3 million, or $0.11 per diluted share for the second quarter of 2012
•	Non-GAAP net income of $2.4 million, or $0.12 per diluted share, compared to non-GAAP net income of $3.5 million, or $0.17 per diluted share for the second quarter of 2012

MOUNTAIN VIEW, Calif.—July 25, 2013—eHealth, Inc. (NASDAQ: EHTH), the nation’s first and largest private health insurance exchange, announced today its financial results for the second quarter ended June  30, 2013.

Gary Lauer, chief executive officer of eHealth, stated, “Our second quarter financial results reflect the strong performance of our individual and family plan business, our continued execution in Medicare as we prepare for this year’s Annual Enrollment Period, and our ongoing investment in eHealth’s technology platform.”

Second Quarter 2013 Results

Revenue—Revenue for the second quarter of 2013 totaled $39.8 million, a 12% increase compared to $35.5 million for the second quarter of 2012. Commission revenue for the second quarter of 2013 totaled $34.9 million, a 14% increase compared to $30.6 million for the second quarter of 2012. Medicare revenue was $5.8 million for the second quarter of 2013, a 17% increase compared to $5.0 million for the second quarter of 2012.

Submitted Applications—Submitted applications for individual and family products increased 7% in the second quarter of 2013 to 110,600 applications, compared to 103,400 applications in the second quarter of 2012.

Membership—Total estimated membership at June 30, 2013 was 1,091,400 members, a 24% increase over estimated membership of 876,900 at June 30, 2012. Estimated individual and family plan membership was 748,000, a 9% increase over estimated membership of 684,000 at June 30, 2012. Estimated Medicare membership was 80,400, an 87% increase over estimated membership of 42,900 at June 30, 2012. We had 190,400 total approved members in the second quarter of 2013, including individual and family plan, Medicare plan and other product members, a 28% increase over 148,500 members in the second quarter of 2012.

Operating Income—Operating income was $2.0 million for the second quarter of 2013, compared to $4.1 million for the second quarter of 2012. Operating margins were 5% and 12% in the second quarters of 2013 and 2012, respectively. Non-GAAP operating income for the second quarter of 2013 was $4.2 million, compared to $6.0 million for the second quarter of 2012. Non-GAAP operating margins were 10% and 17% in the second quarters of 2013 and 2012, respectively. Non-GAAP operating income and margins in the second quarter of 2013 exclude $1.8 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense. Non-GAAP operating income and margins in the second quarter of 2012 exclude $1.4 million of stock-based compensation expense and $0.5 million of intangible asset amortization expense.

Stuart Huizinga, chief financial officer of eHealth said, “The increase in our second quarter 2013 operating expenses as a percentage of revenues compared to the second quarter of 2012 was driven primarily by our planned investment in Technology & Content and a step up in Medicare spending as we prepare for the Annual Enrollment Period.”

EBITDA—EBITDA was $4.9 million for the second quarter of 2013, compared to $6.5 million for the second quarter of 2012. EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

Pre-tax Income—Pre-tax income was $2.0 million for the second quarter of 2013, compared to $4.2 million for the second quarter of 2012.

Net Income—Net income for the second quarter of 2013 was $1.1 million, or $0.06 per diluted share, compared to net income of $2.3 million, or $0.11 per diluted share for the second quarter of 2012. Non-GAAP net income for the second quarter of 2013 was $2.4 million, or $0.12 per diluted share, compared to non-GAAP net income of $3.5 million, or $0.17 per diluted share for the second quarter of 2012. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2013 exclude $1.8 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.9 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2012 exclude $1.4 million of stock-based compensation expense and $0.5 million of intangible asset amortization expense, less $0.7 million for related income tax benefit.

Cash Flows—Cash flow from operations for the second quarter of 2013 was $6.6 million, compared to $7.6 million in the second quarter of 2012.

Year-to-Date Results

Revenue—Revenue totaled $83.0 million for the six months ended June 30, 2013, a 14%  increase compared to revenue of $72.6 million for the six months ended June 30, 2012. Medicare revenue was approximately $16.0 million in the six months ended June 30, 2013, a 40% increase compared to Medicare revenue of $11.4 million for the six months ended June 30, 2012.

Operating Income—Operating income for the six months ended June 30, 2013 was $6.0 million, compared to income from operations of $8.0  million for the six months ended June 30, 2012. Operating margins were 7% for the six-month period ended June 30, 2013, compared to 11% for the six-month period ended June 30, 2012.

EBITDA—EBITDA for the six months ended June 30, 2013 was $11.5 million, compared to EBITDA of $13.1 million for the six months ended June 30, 2012.

Pre-tax Income—Pre-tax income for the six months ended June 30, 2013 was $5.9 million, compared to pre-tax income of $8.1 million for the six months ended June 30, 2012.

Net Income—Net income for the six months ended June 30, 2013 was $3.5 million, or $0.17 per diluted share, compared to net income for the six months ended June 30, 2012 of $4.4 million, or $0.22 per diluted share.

Cash Flows—Cash flow from operations for the six months ended June 30, 2013 was $6.1 million, compared to $12.7 million for the six months ended June 30, 2012. Cash flow from operations for the six months ended June 30, 2013 included a $3.9 million tax benefit that was generated from stock option exercises during the period, compared to a similar tax benefit of $1.2 million for the six months ended June 30, 2012. The tax benefit in the six months ended June 30, 2013 negatively impacted cash flow from operations and positively impacted cash flow from financing activities during the period. This benefit is expected to positively impact cash flow from operations later this year as it is used to reduce actual cash taxes paid.

Cash Balance—Cash and cash equivalents as of June 30, 2013 totaled $89.7 million, compared to $140.8 million as of December 31, 2012. The decrease in cash and cash equivalents reflects $59.0 million of cash used to repurchase 2.9 million shares of our common stock in the first half of 2013 as part of latest stock repurchase program.

2013 Guidance

eHealth is reaffirming guidance for the full year ending December 31, 2013 based on information available as of July 25, 2013. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements. Results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

•	Total revenue is expected to be in the range of $168 million to $174 million

•	Stock-based compensation expense is expected to be in the range of $6.0 million to $7.5 million

•	EBITDA* is expected to be in the range of $23 million to $29 million

•	Non-GAAP net income per diluted share** is expected to be in the range of $0.61 to $0.71 per share

*  EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

** Non-GAAP net income per diluted share is calculated by excluding stock-based compensation expense, intangible asset amortization expense and the estimated tax benefit relating to these expenses.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, July 25, 2013 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-318-8617 for domestic callers and 617-399-5136 for international callers. The participant passcode is 33912742. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 65106121. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) is the parent company of eHealthInsurance, the nation’s first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation's leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. Through the company’s eHealthTechnology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealthTechnology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.planprescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding future events, our future performance, guidance for total revenue, stock-based compensation expense, EBITDA, non-GAAP net income per diluted share for the year ending December 31, 2013, the estimated tax benefits relating to stock-based compensation and intangible asset amortization expenses, the utility to our investors of the non-GAAP financial measures presented in this release and the impact of a tax benefit on our future operating cash flows. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain its relationship with health insurance carriers; eHealth’s ability serve as a source of both subsidized and non-subsidized individuals; eHealth’s ability to enter into relationships with new health insurance carriers, eHealth’s ability to expand the inventory of plans and products available on its website and through its call centers, particularly with respect to the sale of Medicare-related products; eHealth’s success in marketing and selling Medicare-related health insurance plans; eHealth’s ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; government disapproval of our use of marketing material, including call center scripts and our websites, to sell Medicare-related health insurance products; costs of acquiring new members; weak economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates; lack of membership growth and retention rates; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; our operations in China; success of eHealth’s sponsorship and advertising business; the licensing of the use of eHealth’s technology; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; changes in our management and key employees; management of business expansion and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other relationships that serve as a source of Medicare-related leads; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (EBITDA); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income consists of GAAP operating income excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and
▪	intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

•	Non-GAAP net income consists of GAAP net income excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,
▪	intangible asset amortization expense, and
▪	the related income tax benefits of these excluded expenses.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich CFA

Vice President, Investor Relations

440 East Middlefield Road

Mountain View,  CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President Communications

440 East Middlefield Road

Mountain View,  CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2012	June 30, 2013
Assets	(1)	(unaudited)
Current assets:
Cash and cash equivalents	$140,849	$89,713
Accounts receivable	4,468	5,334
Deferred income taxes	4,098	6,434
Prepaid expenses and other current assets	6,643	7,141
Total current assets	156,058	108,622
Property and equipment, net	6,185	9,482
Deferred income taxes	2,928	4,413
Other assets	8,123	6,257
Intangible assets, net	8,911	8,204
Goodwill	14,096	14,096
Total assets	$196,301	$151,074

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,123	$5,446
Accrued compensation and benefits	8,244	7,726
Accrued marketing expenses	3,941	3,367
Deferred revenue	926	1,546
Other current liabilities	1,575	2,613
Total current liabilities	20,809	20,698
Non-current liabilities	4,625	5,978

Stockholders’ equity:
Common stock	27	28
Additional paid-in capital	232,903	241,951
Treasury stock, at cost	(90,991)	(149,998)
Retained earnings	28,743	32,250
Accumulated other comprehensive income	185	167
Total stockholders’ equity	170,867	124,398
Total liabilities and stockholders’ equity	$196,301	$151,074

(1)	The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013

Revenue
Commission	$30,603	$34,942	$62,067	$73,193
Other	4,904	4,858	10,515	9,814
Total revenue	35,507	39,800	72,582	83,007
Operating costs and expenses:
Cost of revenue	764	984	2,439	3,635
Marketing and advertising (1)	12,167	13,761	25,154	28,596
Customer care and enrollment (1)	6,358	7,812	12,329	14,978
Technology and content (1)	5,033	7,727	10,515	14,468
General and administrative (1)	6,590	7,132	13,194	14,651
Amortization of intangible assets	460	353	907	707
Total operating costs and expenses	31,372	37,769	64,538	77,035
Income from operations	4,135	2,031	8,044	5,972
Other income (expense), net	16	(21)	37	(46)
Income before provision for income taxes	4,151	2,010	8,081	5,926
Provision for income taxes	1,846	864	3,651	2,419
Net income	$2,305	$1,146	$4,430	$3,507

Net income per share:
Basic	$0.12	$0.06	$0.23	$0.18
Diluted	$0.11	$0.06	$0.22	$0.17

Weighted-average number of shares used in per share amounts:
Basic	19,624	18,946	19,580	19,754
Diluted	20,497	19,496	20,471	20,324

(1) Includes stock-based compensation as follows:
Marketing and advertising	$362	$470	$602	$929
Customer care and enrollment	74	81	153	169
Technology and conent	218	385	551	704
General and administrative	708	846	1,681	1,614
Total	$1,362	$1,782	$2,987	$3,416

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013

Operating activities
Net income	$2,305	$1,146	$4,430	$3,507
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	42	(562)	(142)	(3,449)
Depreciation and amortization	538	748	1,114	1,390
Amortization of book-of-business consideration	305	451	1,418	2,548
Amortization of intangible assets	460	353	907	707
Stock-based compensation expense	1,362	1,782	2,987	3,416
Deferred rent and other	(7)	824	(17)	827
Changes in operating assets and liabilities:
Accounts receivable	2,579	2,030	4,394	(866)
Prepaid expenses and other assets	(295)	(1,744)	(1,142)	(1,176)
Accounts payable	514	54	1,356	(1,541)
Accrued compensation and benefits	860	1,084	(1,572)	(530)
Accrued marketing expenses	(508)	(683)	(3,039)	(575)
Deferred revenue	(1,187)	449	88	887
Other current liabilities	664	703	1,943	952
Net cash provided by operating activities	7,632	6,635	12,725	6,097

Investing activities
Purchases of property and equipment	(1,943)	(2,282)	(2,146)	(3,821)
Consideration paid in connection with book-of-business transfers	(1,870)	-	(6,243)	-
Net cash used in investing activities	(3,813)	(2,282)	(8,389)	(3,821)

Financing activities
Net proceeds from exercise of common stock options	1,376	1,326	2,370	2,549
Cash used to net-share settle equity awards	(6)	(22)	(986)	(842)
Excess tax benefits from stock-based compensation	636	469	1,187	3,926
Repurchase of common stock	-	(30,000)	(8,441)	(59,007)
Principal payments in connection with capital leases	(12)	(13)	(18)	(26)
Net cash provided by (used in) financing activities	1,994	(28,240)	(5,888)	(53,400)

Effect of exchange rate changes on cash and cash equivalents	1	(10)	-	(12)

Net increase (decrease) in cash and cash equivalents	5,814	(23,897)	(1,552)	(51,136)
Cash and cash equivalents at beginning of period	116,241	113,610	123,607	140,849
Cash and cash equivalents at end of period	$122,055	$89,713	$122,055	$89,713

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

Key Metrics:	Three Months Ended June 30, 2012	Three Months Ended June 30, 2013

Operating cash flows (1)	$7,632,000	$6,635,000

IFP submitted applications (2)	103,400	110,600

IFP approved members (3)	87,900	100,700
Total approved members (4)	148,500	190,400

Commission revenue (5)	$30,603,000	$34,942,000
Commission revenue per estimated member for the period (6)	$35.47	$32.58

	As of June 30, 2012	As of June 30, 2013

IFP estimated membership (7)	684,000	748,000
Medicare estimated membership (8)	42,900	80,400
Other estimated membership (9)	150,000	263,000
Total estimated membership (10)	876,900	1,091,400

Other Metrics:	Three Months Ended June 30, 2012	Three Months Ended June 30, 2013

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (11)	47%	49%
Marketing partners (12)	31%	32%
Online advertising (13)	22%	19%
Total	100%	100%

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)

IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(6)

Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)

Estimated number of members active on IFP insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)

Estimated number of members active on Medicare insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)

Estimated number of members active on insurance policies other than IFP and Medicare policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(10)

Estimated number of members active on all insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(11)

Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(12)

Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(13)

Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2013

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$34,942	88%	$-	$34,942	88%
Sponsorship, licensing and other	4,858	12	-	4,858	12
Total revenue	39,800	100	-	39,800	100
Operating costs and expenses:
Cost of revenue-sharing	984	2	-	984	2
Marketing and advertising (1)	13,761	35	(470)	13,291	33
Customer care and enrollment (1)	7,812	20	(81)	7,731	19
Technology and content (1)	7,727	19	(385)	7,342	18
General and administrative (1)	7,132	18	(846)	6,286	16
Amortization of intangible assets (2)	353	1	(353)	-	-
Total operating costs and expenses	37,769	95	(2,135)	35,634	90
Income from operations	2,031	5	2,135	4,166	10
Other income (expense), net	(21)	(0)	-	(21)	(0)
Income before provision for income taxes	2,010	5	2,135	4,145	10
Provision for income taxes (3)	864	2	860	1,724	4
Net income (4)	$1,146	3%	$1,275	$2,421	6%

Net income per share: (4)
Basic – common stock	$0.06		$0.07	$0.13
Diluted – common stock	$0.06		$0.06	$0.12

Weighted-average number of shares used in per share amounts:
Basic – common stock	18,946		18,946	18,946
Diluted – common stock	19,496		19,496	19,496

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$30,603	86%	$-	$30,603	86%
Sponsorship, licensing and other	4,904	14	-	4,904	14
Total revenue	35,507	100	-	35,507	100
Operating costs and expenses:
Cost of revenue-sharing	764	2	-	764	2
Marketing and advertising (1)	12,167	34	(362)	11,805	33
Customer care and enrollment (1)	6,358	18	(74)	6,284	18
Technology and content (1)	5,033	14	(218)	4,815	14
General and administrative (1)	6,590	19	(708)	5,882	17
Amortization of intangible assets (2)	460	1	(460)	-	-
Total operating costs and expenses	31,372	88	(1,822)	29,550	83
Income from operations	4,135	12	1,822	5,957	17
Other income, net	16	0	-	16	0
Income before provision for income taxes	4,151	12	1,822	5,973	17
Provision for income taxes (3)	1,846	5	656	2,502	7
Net income (4)	$2,305	6%	$1,166	$3,471	10%

Net income per share: (4)
Basic – common stock	$0.12		$0.06	$0.18
Diluted – common stock	$0.11		$0.06	$0.17

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,624		19,624	19,624
Diluted – common stock	20,497		20,497	20,497

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE SIX MONTHS ENDED JUNE 30, 2013

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Six Months Ended June 30, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$73,193	88%	$-	$73,193	88%
Sponsorship, licensing and other	9,814	12	-	9,814	12
Total revenue	83,007	100	-	83,007	100
Operating costs and expenses:
Cost of revenue-sharing	3,635	4	-	3,635	4
Marketing and advertising (1)	28,596	34	(929)	27,667	33
Customer care and enrollment (1)	14,978	18	(169)	14,809	18
Technology and content (1)	14,468	17	(704)	13,764	17
General and administrative (1)	14,651	18	(1,614)	13,037	16
Amortization of intangible assets (2)	707	1	(707)	-	-
Total operating costs and expenses	77,035	93	(4,123)	72,912	88
Income from operations	5,972	7	4,123	10,095	12
Other income (expense), net	(46)	(0)	-	(46)	(0)
Income before provision for income taxes	5,926	7	4,123	10,049	12
Provision for income taxes (3)	2,419	3	1,655	4,074	5
Net income (4)	$3,507	4%	$2,468	$5,975	7%

Net income per share: (4)
Basic – common stock	$0.18		$0.12	$0.30
Diluted – common stock	$0.17		$0.12	$0.29

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,754		19,754	19,754
Diluted – common stock	20,324		20,324	20,324

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Six Months Ended June 30, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$62,067	86%	$-	$62,067	86%
Sponsorship, licensing and other	10,515	14	-	10,515	14
Total revenue	72,582	100	-	72,582	100
Operating costs and expenses:
Cost of revenue-sharing	2,439	3	-	2,439	3
Marketing and advertising (1)	25,154	35	(602)	24,552	34
Customer care and enrollment (1)	12,329	17	(153)	12,176	17
Technology and content (1)	10,515	14	(551)	9,964	14
General and administrative (1)	13,194	18	(1,681)	11,513	16
Amortization of intangible assets (2)	907	1	(907)	-	-
Total operating costs and expenses	64,538	89	(3,894)	60,644	84
Income from operations	8,044	11	3,894	11,938	16
Other income (expense), net	37	0	-	37	0
Income before provision for income taxes	8,081	11	3,894	11,975	16
Provision for income taxes (3)	3,651	5	1,390	5,041	7
Net income (4)	$4,430	6%	$2,504	$6,934	10%

Net income per share: (4)
Basic – common stock	$0.23		$0.12	$0.35
Diluted – common stock	$0.22		$0.12	$0.34

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,580		19,580	19,580
Diluted – common stock	20,471		20,471	20,471

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE AND SIX MONTHS ENDED JUNE  30, 2012 AND 2013

(In thousands, unaudited)

EBITDA Reconciliation
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013

Net income	$2,305	$1,146	$4,430	$3,507
Stock-based compensation expense (1)	1,362	1,782	2,987	3,416
Depreciation and amortization (2)	538	748	1,114	1,390
Amortization of intangible assets (2)	460	353	907	707
Other (income) expense, net (3)	(16)	21	(37)	46
Provision for income taxes (4)	1,846	864	3,651	2,419
EBITDA	$6,495	$4,914	$13,052	$11,485

Explanation of adjustments

Amortization of book-of-business
(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes other income (expense), net.
(4)	Non-GAAP EBITDA excludes income tax expense.